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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                     Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement.
[ ]  CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY
     RULE 14a-6(e)(2)).
[X]  Definitive Proxy Statement.
[ ]  Definitive Additional Materials.
[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                               ViewCast.com, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

     5) Total fee paid:

--------------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1) Amount Previously Paid:

--------------------------------------------------------------------------------

     2) Form, Schedule or Registration Statement No.:

--------------------------------------------------------------------------------

     3) Filing Party:

--------------------------------------------------------------------------------

     4) Date Filed:

--------------------------------------------------------------------------------
PERSONS WHO ARE TO RESPOND TO THE COLLECTION OF INFORMATION CONTAINED IN THIS FORM ARE NOT REQUIRED TO RESPOND UNLESS THE FORM DISPLAYS A CURRENTLY VALID OMB CONTROL NUMBER.

SEC 1913 (11-01)

                                (VIEWCAST LOGO)

August 18, 2003



Dear Shareholder:

         You are cordially invited to attend ViewCast.com, Inc. dba ViewCast Corporation's ("ViewCast") Annual Meeting of Shareholders to be held on Wednesday, September 17, 2003, at 1:30 p.m. local time at our offices located at 17300 N. Dallas Pkwy, Suite 2000, Dallas, TX 75248.

         We will report on the affairs of ViewCast and a discussion period will be provided for questions and comments of general interest to shareholders. Information about the meeting and the various matters on which the shareholders will act is included in the Notice of Meeting and Proxy Statement that follow. Also included is a Proxy/Voting Instruction Card and postage-paid return envelope.

         Whether or not you are able to attend, it is important that your shares be represented and voted at this meeting. Accordingly, please complete, sign and date the enclosed proxy and mail it in the envelope provided at your earliest convenience. Your prompt response would be greatly appreciated.

                                   Sincerely,



                                   George C. Platt
                                   Chief Executive Officer and President



================================================================================
                             YOUR VOTE IS IMPORTANT!

         EVEN IF YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, SIGN AND RETURN PROMPTLY THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED TO ENSURE THAT YOUR VOTE WILL BE COUNTED. YOU MAY VOTE IN PERSON, IF YOU SO DESIRE, EVEN IF YOU HAVE PREVIOUSLY SENT IN YOUR PROXY.

         IF YOUR SHARES ARE HELD IN THE NAME OF A BANK, BROKERAGE FIRM OR OTHER NOMINEE, PLEASE CONTACT THE PARTY RESPONSIBLE FOR YOUR ACCOUNT AND DIRECT HIM OR HER TO VOTE YOUR SHARES ON THE ENCLOSED CARD.

================================================================================

                              VIEWCAST CORPORATION

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                               SEPTEMBER 17, 2003



TO THE SHAREHOLDERS:

         NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of ViewCast.com, Inc., doing business as ViewCast Corporation, a Delaware corporation, is scheduled to be held on September 17, 2003 at 1:30 p.m., local time, at our offices located at 17300 N. Dallas Pkwy., Suite 2000, Dallas, TX 75248 for the following purposes:

                  1. To elect four directors to serve for a one year term or until their successors are duly elected and qualified;

                  2. To ratify the appointment of Grant Thornton LLP as independent auditors for ViewCast for fiscal year 2003; and

                  3. To transact such other business as may properly come before the meeting and any adjournment thereof.

Only shareholders of record at the close of business on August 11, 2003 are entitled to notice of and to vote at the Annual Meeting and any adjournment or postponements thereof. All shareholders are cordially invited to attend the Annual Meeting in person. However, to assure your representation at the meeting, you are urged to complete, sign and date the enclosed form of proxy and return it promptly in the envelope provided. Shareholders attending the meeting may revoke their proxy and vote in person.

                                         FOR THE BOARD OF DIRECTORS



                                         Frederick B. Cowen
                                         Secretary

                              VIEWCAST CORPORATION

                                 PROXY STATEMENT

                               GENERAL INFORMATION

PROXY SOLICITATION

         This Proxy Statement is furnished to the holders of common stock, $.0001 par value (the "Common Stock"), of ViewCast.com, Inc., a Delaware corporation ("ViewCast" or the "Company") in connection with the solicitation by the Board of Directors of ViewCast of proxies for use at the Annual Meeting of Shareholders to be held on Wednesday, September 17, 2003, or at any adjournment or postponement thereof, pursuant to the accompanying Notice of Annual Meeting of Shareholders. The purposes of the meeting and the matters to be acted upon are set forth in the accompanying Notice of Annual Meeting of Shareholders. The Board of Directors is not currently aware of any other matters that will come before the Annual Meeting.

         The Board of Directors of ViewCast is soliciting proxies for use at the Annual Meeting. These proxy solicitation materials are first being mailed on or about August 18, 2003 to all shareholders entitled to vote at the Annual Meeting. Proxies will be solicited chiefly by mail. ViewCast will make arrangements with brokerage houses and other custodians, nominees and fiduciaries to send proxies and proxy material to the beneficial owners of the shares and will reimburse them for their expenses in so doing. Should it appear desirable to do so in order to ensure adequate representation of shares at the Annual Meeting, officers, agents and employees of ViewCast may communicate with shareholders, banks, brokerage houses and others by telephone, facsimile or in person to request that proxies be furnished. ViewCast expects to spend approximately $2,000.00 soliciting proxies for the Annual Meeting. All expenses incurred in connection with this solicitation will be borne by ViewCast.

REVOCABILITY AND VOTING OF PROXY

         A form of proxy for use at the Annual Meeting and a return envelope for the proxy are enclosed. Shareholders may revoke the authority granted by their execution of proxies at any time before their effective exercise by filing with the Secretary of ViewCast a written notice of revocation or a duly executed proxy bearing a later date, or by voting in person at the Annual Meeting. Shares of ViewCast's Common Stock represented by executed and unrevoked proxies will be voted in accordance with the choice or instructions specified thereon. If no specifications are given, the proxies intend to vote the shares represented thereby in favor of the matters as set forth in the accompanying Notice of Annual Meeting of Shareholders and in accordance with their best judgment on any other matters that may properly come before the Annual Meeting.

RECORD DATE AND VOTING RIGHTS

         Only shareholders of record at the close of business on August 11, 2003 are entitled to notice of and to vote at the Annual Meeting. As of the record date, 20,632,332 shares of Common Stock were issued and outstanding excluding treasury stock. Each share of Common Stock is entitled to one vote on all matters that may properly come before the Annual Meeting. The holders of a majority of the outstanding shares of Common Stock, present in person or by proxy, will constitute a quorum at the Annual Meeting. Abstentions and broker non-votes will be counted for purposes of determining the presence or absence of a quorum. "Broker non-votes" are shares held by brokers or nominees which are present in person or represented by proxy, but which are not voted on a particular matter because instructions have not been received from the beneficial owner.

         Directors will be elected by a plurality of the votes cast at the Annual Meeting. Accordingly, abstentions or non-votes will not affect the election of candidates receiving the plurality of votes.

         The ratification of the appointment of Grant Thornton LLP as independent auditors for the fiscal year 2003 and any other matters to come before the Annual Meeting require the approval of the holders of a majority of the votes cast at the Annual Meeting. For this purpose, abstentions and non-voters will be deemed shares not voted on such matters, will not count as votes for or against the proposals, and will not be included in calculating the number of votes necessary for the approval of such matters.

    Inspectors of Election appointed by ViewCast will tabulate votes at the Annual Meeting.


                                 PROPOSAL NO. 1

                              ELECTION OF DIRECTORS

    Four directors, constituting the entire Board of Directors, are to be elected at the Annual Meeting. Unless otherwise specified, the enclosed proxy will be voted in favor of the persons named below to serve until the next Annual Meeting or until their successors are elected and qualified. Messrs. Ardinger, Autem, Platt and Dean currently serve as directors of ViewCast. In the event any of these nominees shall be unable to serve as a director, the shares represented by the proxy will be voted for the person, if any, who is designated by the Board of Directors to replace the nominee. All nominees have consented to be named and have indicated their intent to serve if elected. The Board of Directors has no reason to believe that any of the nominees will be unable to serve or that any vacancy on the Board of Directors will occur.

    The names of the nominees for Director and certain other information about them are set forth below:


        NOMINEE                  AGE           DIRECTOR SINCE         OFFICE HELD WITH COMPANY
        -------                  ---           --------------         ------------------------

H. T. Ardinger                    78               1999           Chairman of the Board

Joseph Autem                      45               1999           Director

David A. Dean                     55               1999           Director

George C. Platt                   63               1999           Director, President and Chief Executive
                                                                  Officer


         H.T. ARDINGER has served as a Director and Chairman of the Board since April 1999. Mr. Ardinger co-founded H.T. Ardinger & Son Co., a specialty import wholesaler, where he has served as Chairman of the Board and Chief Executive Officer since 1964. Mr. Ardinger served as a Director and Executive Committee Member of Home Interiors & Gifts, Dallas, Texas, from 1958 through 1998 and was a founding Limited Partner of the Dallas Maverick's National Basketball Association Franchise in 1980. Mr. Ardinger received a B.B.A. degree in Business Administration from Southern Methodist University.

         JOSEPH AUTEM has served as a Director since January 1999 and currently serves as a Director of Promere Software and Newbridge Information Services. He was previously a Director of Broadcast.com, Inc. from September 1996 through August 1999. Mr. Autem has served in various consulting capacities from July 1998 to the present. He is currently general partner of Autem, L.L.C., an investment company formed in May 1999. Mr. Autem served as the Chief Financial Officer of Luminant from January 1999 until July 1999. Mr. Autem previously served as Senior Vice President and Chief Financial Officer of CS Wireless, Inc., a privately held company that provides wireless video and high-speed Internet access, from June to July 1998. He also served as a partner of Vision Technology Partners, a private investment company, from March 1997 to June 1998. From July 1996 to December 1996, Mr. Autem served as Chief Financial Officer of Broadcast.com, Inc. From 1992 to 1996, Mr. Autem served as Vice President of Finance, Secretary, Treasurer and Chief Financial Officer of OpenConnect Systems, Inc., a software company. Mr. Autem holds a B.S. in Accounting from Pittsburg State University.

         DAVID A. DEAN has been a Director since December 1999. He is Chairman and Chief Executive Officer of Dean International, Inc., an international public policy consulting agency founded in 1994 and of its subsidiary, Innovative Transportation Strategies. Mr. Dean has been the principal shareholder since 1994 of

David A. Dean & Associates, P.C., a public policy administrative regulatory law firm. From 1983 to 1994, Mr. Dean was a shareholder of a Dallas-based law firm, Winstead, Sechrist & Minick, P.C., and served as a member of the firm's Board of Directors, head of the Public Law Section, Chairman of the Business Development Committee, a member of the firm's Advisory Board and Chairman of the firm's PAC Committee. He was also President of Transportation Strategies, Inc., and a subsidiary of the firm's consulting group. During 1972 to 1993, Mr. Dean served the State of Texas in several roles. He was General Counsel to both republican Governor William P. Clements, Jr. and his predecessor, democratic Governor Dolph Briscoe and served as Texas Secretary of State under Governor Clements. Mr. Dean was active in the gubernatorial campaigns for Governor Briscoe and Governor Clements. Mr. Dean received his B.B.A. degree from Southern Methodist University and his Juris Doctor degree from University of Texas at Austin.

         GEORGE C. PLATT has served as a Director, Chief Executive Officer and President since September 1999. He currently serves as a Director for Intervoice, Inc. From 1991 through 1999, Mr. Platt was employed by Intecom, Inc., a Dallas-based provider of multimedia telecommunications products and services, and held the positions of CEO and President. Prior to his employment with Intecom, Inc., Mr. Platt was an executive with SRX, an entrepreneurial startup company. Before that, he was a Group Vice President at Rolm Corporation through its acquisition by IBM, and prior to that, Xerox employed him for fifteen years, where he attained the position of General Manager. Mr. Platt holds an M.B.A. from the University of Chicago and a B.S. degree from Northwestern University.

EXECUTIVE OFFICERS

    The following table contains information as of August 18, 2003 as to the executive officers of ViewCast.


                          NAME                  AGE                     OFFICE HELD WITH COMPANY
                          ----                  ---                     ------------------------

               George C. Platt                   63       Chief Executive Officer and President

               Laurie L. Latham                  46       Chief Financial Officer and Senior Vice President of
                                                          Finance and Administration

               Harry E. Bruner                   56       Senior Vice President of Sales and Marketing

               David T. Stoner                   47       Vice President of Operations

               John DeVito                       47       Corporate Vice President

         MR. PLATT'S information can be found with the above information concerning nominees for director.

         LAURIE L. LATHAM has served as Chief Financial Officer and Senior Vice President of Finance and Administration of ViewCast since December 1999. From 1997 until she joined ViewCast, Ms. Latham served as Senior Vice President and Chief Financial Officer of Perivox Corporation, an interactive communications and direct marketing company. From 1994 through 1997, she was the Vice President of Finance and Administration at Axis Media Corporation. Prior to joining Axis Media Corporation, Ms. Latham was a practicing Certified Public Accountant for national and regional accounting firms, including KPMG Peat Marwick, and was the Vice President of Finance and Administration for Medialink International Corporation. Ms. Latham received her B.B.A. from the University of Texas with an emphasis in Accounting and is a Certified Public Accountant.

         HARRY E. BRUNER began serving as Senior Vice President of Sales and Marketing in February 2000. From 1997 until he joined ViewCast, he was the Vice President of Worldwide Sales for Intecom, Inc., a Dallas-based provider of multimedia telecommunications products and services. From 1994 through 1997, he was the President of the Call Center Division of Executone Information Systems, Inc. From 1991 through 1993, Mr. Bruner was the Vice President of Sales for Digital Sound Corporation. From 1989 through 1991, he was Vice President of Sales for North America for Aspect Telecommunications. From 1987 through 1989, he was Director of Sales for Octel Communications. Prior to 1987, Mr. Bruner served in a variety of management positions with Rolm Corporation, including after IBM acquired it in 1985. Mr. Bruner earned his B.A. from Loyola College in Baltimore, Maryland.

         DAVID T. STONER joined ViewCast in 1996 and serves as Senior Vice President of Operations. From August 1994 to August 1996, Mr. Stoner was Vice President of Engineering for the Connectworks Division of Connectware, Inc., a wholly owned subsidiary of AMP Inc. From July 1986 to August 1994, Mr. Stoner was employed by Visual Information Technologies, Inc. ("VITec"), a manufacturer of video, imaging, and graphics products, which was purchased by Connectware, Inc. At VITec, Mr. Stoner was responsible for the development of hardware and software products, and served in various positions including Vice President of Engineering. From January 1979 to July 1986, Mr. Stoner served in various engineering positions at Texas Instruments, Inc. Mr. Stoner received his B.S. degree in Electrical Engineering from the University of Kansas.

         JOHN DEVITO joined ViewCast as Corporate Vice President in October 2002 upon the acquisition of the operating assets of Delta Computec Inc. Mr. DeVito's primary role is President of Delta Computec Inc., a wholly owned subsidiary of ViewCast. From May 1978 until October 2002, he has held various positions within the prior operations of Delta Computec Inc. including President, Vice President of Operations and Vice President/General Manager. Mr. DeVito's twenty-five years in the Information Technology services industry includes the development of many innovative service offerings commonly used today.

         There are no family relationships among the directors, executive officers, or other significant employees of ViewCast.

DIRECTOR COMPENSATION

         Directors currently receive no cash compensation for serving on the Board of Directors other than reimbursement of reasonable expenses incurred in attending meetings. In May 1995, ViewCast adopted a 1995 Director Option Plan (the "Director Plan") under which only outside directors are eligible to receive stock options. The Director Plan provides for the grant of nonstatutory stock options to directors who are not employees of ViewCast. As amended and approved by shareholder vote during 2002, a total of 500,000 shares of Common Stock have been authorized for issuance under the Director Plan. As of June 30, 2003, options to purchase an aggregate of 145,000 shares at exercise prices ranging from $0.26 to $9.00 per share had been granted and are outstanding under the Director Plan and options to purchase an aggregate of 48,016 shares have been previously granted and exercised.

         Each non-employee director who joins the Board after May 1, 1995 will automatically be granted a nonstatutory option to purchase 15,000 shares of Common Stock on the date upon which such person first becomes a director. In addition, each such non-employee director will automatically be granted a nonstatutory option to purchase 10,000 shares of Common Stock upon annual re-election to the Board, provided the director has been a member of the Board for at least six months upon the date of re-election. The exercise price of each option granted under the Director Plan is equal to the fair market value of the Common Stock on the date of grant. Each initial 15,000 share grant vests at the rate of 25% of the option shares upon the first anniversary of the date of grant and one forty-eighth of the options shares per month thereafter, and each annual 10,000 share grant vests at the rate of 25% of the option shares upon the first anniversary of the date of grant and one forty-eighth of the options shares per month thereafter, in each case unless terminated sooner upon termination of the optionee's status as a director or otherwise pursuant to the Director Plan. In the event of a merger of ViewCast with or into another corporation or a consolidation, acquisition of assets or other change in control transaction involving ViewCast, each option becomes exercisable unless assumed or an equivalent option substituted by the successor corporation. Unless terminated sooner, the Director Plan will terminate in 2005. The Board of Directors currently administers the Director Plan. The Board has authority to amend or terminate the Director Plan, provided that no such action may impair the rights of any optionee without the optionee's consent.

MEETINGS OF THE BOARD OF DIRECTORS AND COMMITTEES

         The Board of Directors held a total of nine meetings during ViewCast's fiscal year ended December 31, 2002. Each Director attended in person or telephonically at least 75% of the meetings held by the Board of Directors and all committees thereof for which he served.

         The Board of Directors has established two standing committees: the Audit and Compensation Committees.

         COMPENSATION COMMITTEE. The Compensation Committee reviews and approves salaries and bonuses for all officers, administers ViewCast's existing stock option plans, provides advice and recommendations to the Board in directors' compensation and carries out the responsibilities required by the rules of the U.S. Securities and Exchange Commission.

         Directors Autem and Dean serve as members of the Compensation Committee. All members of the Compensation Committee are independent directors as defined under the Nasdaq Stock Market listing standards. The Compensation Committee met one time in the 2002 fiscal year.

         AUDIT COMMITTEE. The Audit Committee oversees and monitors ViewCast's financial reporting process and internal control system, reviews and evaluates the audit performed by ViewCast's outside auditors and reports any substantive issues found during the audit to the Board and reviews and evaluates the internal audit program. The Audit Committee is directly responsible for the appointment, compensation and oversight of the work of our independent auditors. The Audit Committee will also review and approve all transactions with affiliated parties. The Board of Directors has adopted a written charter for the Audit Committee.

         Directors Autem and Dean serve as members of the committee. All members of the committee are independent directors as defined under the Nasdaq Stock Market listing standards. The Audit Committee met four times in the 2002 fiscal year.

         The Audit Committee believes that Mr. Autem qualifies as an "Audit Committee Financial Expert" as that term is defined by applicable SEC rules.


         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF THE DIRECTORS NAMED ON THE ENCLOSED PROXY.


                                 PROPOSAL NO. 2

                   RATIFICATION OF APPOINTMENT OF ACCOUNTANTS

         The Board of Directors has appointed the firm of Grant Thornton LLP as ViewCast's independent accountants for 2003. Although action by the shareholders in this matter is not required, the Board of Directors believes that it is appropriate to seek shareholder ratification of this appointment.

         A representative of Grant Thornton LLP is expected to attend the Annual Meeting. The representative will have the opportunity to make a statement, if he or she so desires, and will be available to respond to appropriate questions from shareholders.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF GRANT THORNTON LLP AS INDEPENDENT ACCOUNTANTS FOR YEAR 2003.

                      BENEFICIAL OWNERSHIP OF COMMON STOCK

         The following table sets forth information as of June 30, 2003, based on information obtained from public records and our books and records regarding the persons named below, with respect to the beneficial ownership of shares of our Common Stock by (i) each person or a group known by us to be the owner of more than five percent (5%) of the outstanding shares of our Common Stock, (ii) each director, (iii) each executive officer and (iv) all officers and directors as a group.



                                                           AMOUNT AND NATURE                PERCENTAGE OF
               NAME AND ADDRESS                                    OF                     OUTSTANDING SHARES
              OF BENEFICIAL OWNER                         BENEFICIAL OWNERSHIP              OWNED(1),(2)
              -------------------                         --------------------            -----------------
       H.T. ARDINGER, JR..................                   8,005,638(3)                        28.6
       1990 Lakepointe Dr.
       Lewisville, TX 75057

       M. DOUGLAS ADKINS.................                    1,496,486(4)                         5.3
       1601 Elm Street
       Dallas, TX 75021

       GEORGE C. PLATT.....................                    491,754(5)                         1.8
       17300 N. Dallas Pkwy, Suite 2000
       Dallas, TX 75248

       LAURIE L. LATHAM.................                       182,923(6)                           *
       17300 N. Dallas Pkwy, Suite 2000
       Dallas, TX 75248

       HARRY E. BRUNER.....................                    202,667(7)                           *
       17300 N. Dallas Pkwy, Suite 2000
       Dallas, TX 75248

       JOHN DEVITO...................                               --(8)                           *
       900 Huyler Street
       Teterboro, NJ  07608

       DAVID T. STONER...............                          224,576(9)                           *
       17300 N. Dallas Pkwy, Suite 2000
       Dallas, TX 75248

       JOSEPH AUTEM.........................                    86,115(10)                          *
       17300 N. Dallas Pkwy, Suite 2000
       Dallas, TX 75248

       DAVID DEAN.............................                  26,977(11)                          *
       8080 Park Lane, Suite 600
       Dallas, TX 75231

       All executive officers and....                        9,220,650(3),(5),(6),(7),(8)        32.9
       directors as a group                                           (9),(10),(11)
       (eight (8) persons)


-------------

*   Less than one percent (1%)

     (1) A person is deemed to be the beneficial owner of securities that can be acquired by such person within 60 days from June 30, 2003 upon the exercise of warrants or options. Each beneficial owner's percentage ownership is determined by assuming that options or warrants that are held by such person (but not those held by any other person) and which are exercisable within 60 days from June 30, 2003 have been exercised. Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all shares of Common Stock beneficially owned by them.

     (2) Based on a total of 20,632,332 shares issued and outstanding excluding treasury stock plus, for each person listed, any Common Stock that person has the right to acquire within 60 days from June 30, 2003 pursuant to options, warrants, conversion privileges, etc.

     (3) Includes (i) 189,835 shares owned by Mr. Ardinger's wife, (ii) 1,096,000 shares of Common Stock reserved for issuance upon the exercise of outstanding warrants at $1.00 per share, (iii) 1,103,448 shares of Common Stock reserved for issuance upon the conversion of $4,000,000 of Series B Convertible Preferred Stock to Common Stock at $3.625 per share, (iv) 3,333,333 shares of Common Stock reserved for issuance upon the conversion of $2,000,000 of Series C Convertible Preferred Stock to Common Stock at $0.60 per share, (v) 15,000 shares issuable at $9.00 per share issued under the 1995 Directors Option Plan, (vi) 7,499 shares issuable at $2.75 per share issued under the 1995 Directors Option Plan and (vii) 5,416 shares issuable at $0.83 per share issued under the 1995 Directors Option Plan.

     (4) Includes (i) 226,666 shares of Common Stock reserved for issuance upon the exercise of outstanding warrants at $1.00 per share and (ii) 551,724 shares of Common Stock reserved for issuance upon the conversion of $2,000,000 of Series B Convertible Preferred Stock to Common Stock at $3.625 per share.

     (5) Includes options issued under the 1995 Option Plan (i) 195,833 shares issuable at $7.09 per share upon the exercise of options, (ii) 30,000 shares issuable at $2.50 per share upon the exercise of options, (iii) 100,001 shares issuable at $1.094 per share upon the exercise of options and (iv) 48,611 shares issuable at $0.485 per share upon the exercise of options.

     (6) Includes options issued under the 1995 Option Plan (i) 73,334 shares issuable at $5.50 per share upon the exercise of options, (ii) 6,000 shares issuable at $2.50 per share upon the exercise of options issued, (iii) 50,000 shares issuable at $1.094 per share upon the exercise of options issued and (iv) 41,666 shares issuable at $0.485 per share upon the exercise of options.

     (7) Includes options issued under the 1995 Option Plan (i) 105,001 shares issuable at $5.95 per share upon the exercise of options, (ii) 6,000 shares issuable at $2.50 per share upon the exercise of options, (iii) 50,000 shares issuable at $1.094 per share upon the exercise of options and (iv) 41,666 shares issuable at $0.485 per share upon the exercise of options.

     (8) No options have vested as of June 30, 2003 or will in the 60 days following June 30, 2003.

     (9) Includes options issued under the 1995 Option Plan (i) 100,000 shares of issuable at $4.00 per share upon exercise of options, (ii) 4,916 shares issuable at $2.0625 upon exercise of options, (iii) 11,000 shares issuable at $5.5005 upon exercise of options, (iv) 6,000 shares issuable at $2.50 upon exercise of options, (v) 50,000 shares issuable at $1.094 upon exercise of options and (vi) 41,666 shares issuable at $0.485 upon exercise of options.

     (10) Includes (i) 15,000 shares issuable at $3.1250 per share upon the exercise of options issued under the 1995 Directors Option Plan, (ii) 10,000 shares issuable at $7.1405 per share upon the exercise of options issued under the 1995 Directors Option Plan, (iii) 7,499 shares issuable at $2.50 per share upon the exercise of options issued under the 1995 Directors Option Plan, (iv) 5,416 shares issuable at $0.755 per share upon the exercise of options issued under the 1995 Directors Option Plan and (v) 40,000 shares issuable at $3.6250 per share upon the exercise of options issued under the 1995 Option Plan.

     (11) Includes (i) 14,062 shares issuable at $4.5315 per share upon the exercise of options issued under the 1995 Directors Option Plan, (ii) 7,499 shares issuable at $2.50 per share upon the exercise of options issued under the 1995 Directors Option Plan and (iii) 5,416 shares issuable at $0.755 per share upon the exercise of options issued under the 1995 Directors Option Plan.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

    The following table sets forth information concerning compensation paid by ViewCast to the Chief Executive Officer and to all other executive officers of ViewCast whose total salary and bonus exceeded $100,000 for the year ended December 31, 2002.


                           SUMMARY COMPENSATION TABLE


                                                                                                LONG TERM
                                                            ANNUAL             ANNUAL          COMPENSATION
                                                         COMPENSATION       COMPENSATION          OPTIONS
       PRINCIPAL POSITION           FISCAL YEAR             SALARY              BONUS           (IN SHARES)
       ------------------           -----------          ------------       ------------       -------------

George C. Platt                         2002               $225,000           $      --              70,000
  Chief Executive Officer               2001                240,000                  --             200,000
  and President                         2000                240,000                  --              50,000

Laurie L. Latham                        2002                143,750                  --              60,000
  Chief Financial Officer               2001                150,000                  --             100,000
  and Sr. Vice-President                2000                150,000                  --              10,000

Harry E. Bruner                         2002                161,000               9,000              60,000
  Sr. Vice-President of Sales           2001                168,000              37,000             100,000
  and Marketing                         2000                157,518(1)           55,944             160,000

David T. Stoner                         2002                126,119                  --              60,000
  Vice President of                     2001                132,000                  --             100,000
  Operations                            2000                124,500                  --              10,000

John DeVito                             2002                 39,714(2)               --             100,000
  Corporate Vice President              2001                     --                  --                  --
  and President of DCi                  2000                     --                  --                  --

Neal S. Page (3)                        2002                150,000                  --              60,000
  Vice President of                     2001                150,000                  --             100,000
  Osprey Products                       2000                131,666              20,000               5,000


(1)      Mr. Bruner assumed his duties with ViewCast in February 2000.

(2)      Mr. DeVito assumed his duties with ViewCast in October 2002.

(3)      Mr. Page resigned in March 2003.

OPTION GRANTS IN LAST FISCAL YEAR

    The following table provides information concerning options granted to the executive officers of ViewCast in 2002.


                        OPTION GRANTS IN LAST FISCAL YEAR



                                     % OF TOTAL
                                       OPTIONS                                  POTENTIAL REALIZABLE VALUE AT
                                     GRANTED TO      EXERCISE                   ASSUMED RATES OF STOCK PRICE
                                      EMPLOYEES      OR BASE                   APPRECIATION FOR OPTION TERM(1)
                           OPTIONS    IN FISCAL     PRICE PER    EXPIRATION    -------------------------------
        NAME               GRANTED      YEAR          SHARE         DATE            5%                 10%
       ------             ---------  -----------    ----------   ----------    -----------         -----------

George C. Platt...        70,000(2)      5.28         $0.485       07/03/12       $21,351           $54,108
Laurie L. Latham..        60,000(2)      4.52          0.485       07/03/12        18,301            46,378
Harry E. Bruner...        60,000(2)      4.52          0.485       07/03/12        18,301            46,378
David T. Stoner...        60,000(2)      4.52          0.485       07/03/12        18,301            46,378
John DeVito.......       100,000(3)      7.54          0.275       10/24/12        17,295            43,828
Neal S. Page......        60,000(2)      4.52          0.485       07/03/12        18,301            46,378


------------------------
(1) Potential realizable value is the amount that would be realized upon exercise by the named executive officer of the options immediately prior to the expiration of their respective terms, assuming the specified compound annual rates of appreciation on common stock over the respective terms of the options. These amounts represent assumed rates of appreciation only. Actual gains, if any, on stock option exercises depend on the future performance of the Company's common stock and overall market conditions. These can be no assurances that the potential values reflected in this table will be achieved.

(2) The option granted during 2002 to the named executive vests over twenty-four months, of which 1/3rd vests on the grant date, 1/3rd vests after twelve months and the remainder vests in equal installments over the remaining twelve months.

(3) The option granted during 2002 to the named executive vests over thirty-six months, of which 1/3rd vests after twelve months, 1/3rd vests after twenty-four months and the remainder vests in equal installments over the remaining twelve months.


YEAR-END OPTION VALUES

    The following table sets forth certain information as of December 31, 2002 concerning the value of unexercised options held by the executive officers named in the Summary Compensation Table above.


                          FISCAL YEAR-END OPTION VALUES


                                                   NUMBER OF SHARES                         VALUE OF UNEXERCISED
                                                UNDERLYING UNEXERCISED                      IN-THE MONEY OPTIONS
                                             OPTIONS AT DECEMBER 31, 2002                  AT DECEMBER 31, 2002(1)
                                          ---------------------------------           -------------------------------
            NAME                          EXERCISABLE         UNEXERCISABLE           EXERCISABLE       UNEXERCISABLE
            ----                          -----------         -------------           -----------       -------------
George C. Platt............                 282,499              437,501                $   --            $   --
Laurie L. Latham.........                   121,333              148,667                    --                --
Harry E. Bruner............                 146,334              173,666                    --                --
David T. Stoner............                 174,583              115,417                    --                --
John DeVito...............                       --              100,000                    --                --
Neal S. Page...............                 247,750              117,250                    --                --

------------------
(1) Represents the difference between the exercise price of the outstanding options and the fair market value of the Common Stock on December 31, 2002 of $0.20 per share if the fair market price per share exceeds the exercise price.

EMPLOYMENT AGREEMENTS

    We have entered into an employment agreement with Mr. Platt. His employment agreement was in effect through March 2001 and has been renewed annually through March 2004 with ongoing automatic one-year renewals unless ViewCast or Mr. Platt elects in advance not to renew the agreement. The employment agreement provides
(i) for annual base compensation of $240,000; (ii) that he is eligible to receive bonuses if our Board of Directors so elects; (iii) for stock options to purchase 400,000 shares of our Common Stock pursuant to the 1995 Option Plan(1); and (iv) for an eighteen (18) month non-compete period if ViewCast terminates Mr. Platt. Mr. Platt voluntarily reduced his cash compensation below $240,000 for the 2002 calendar year.

    Under the employment agreement, Mr. Platt will be entitled to (i) the continuation of his salary for the greater of six months or the remaining term of his employment agreement and (ii) the reimbursement for three months of COBRA premiums if his employment is terminated by ViewCast without cause. These same severance benefits are payable in the event Mr. Platt resigns because of a significant change in the nature and scope of his authority, powers, functions, benefits or duties. In the event ViewCast terminates Mr. Platt's employment following a change in control, he will be entitled to the continuation of his salary for six months.

    The employment of all other officers with ViewCast is "at will" and may be terminated by ViewCast or the officer at any time, for any reason or no reason.

------------------------

(1) Represents Mr. Platt's options consist of five separate option grants that become exercisable or vest as follows provided Mr. Platt is employed by ViewCast as of the applicable vesting date:

            (i) an option for 50,000 shares that vests as of September 17, 2000;

            (ii) an option for 200,000 shares that vests in equal installments of 4,166 shares per month beginning in October, 2000;

            (iii) an option for 50,000 shares that vests immediately on the date following three consecutive calendar quarters of profitability as defined under generally accepted accounting principles;

            (iv) an option for 50,000 shares, of which 16,666 shares of such option vest when the average closing price of Common Stock, for a twenty out of thirty consecutive trading day period, has doubled in price from the exercise price of the option, and of which 33,334 shares of such option vest in equal installments of 1,388 share per month thereafter;

            (v) an option for 50,000 shares, of which 16,666 shares of such option vest when the average closing price of Common Stock, for a twenty out of thirty consecutive trading day period, has tripled in price from the exercise price of the option, and of which 33,334 shares of such option vest in equal installment of 1,388 shares per month thereafter.

     In addition, all of the 400,000 options granted to Mr. Platt immediately vest upon a change of control in ViewCast.

1995 STOCK OPTION PLAN

    The 1995 Employee Stock Option Plan (the "1995 Option Plan") provides for the grant to employees of ViewCast of incentive stock options within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code") and for the grant to employees and consultants of ViewCast of nonstatutory stock options and stock purchase rights. A total of 5,900,000 shares of Common Stock have been authorized for issuance under the 1995 Option Plan. As of June 30, 2003, options to purchase an aggregate of 3,831,142 shares of Common Stock at exercise prices ranging from $0.20 to $7.094 had been granted and are outstanding under the 1995 Option Plan, and options to purchase an aggregate of 989,833 shares of Common Stock have been previously granted and exercised under the 1995 Option Plan.

    The Board, or a committee approved by the Board, may administer the 1995 Option Plan in a manner that complies with Rule 16b-3 promulgated under the Securities Act. Currently, the 1995 Option Plan is administered by the Board of Directors, which determines the terms of options and rights granted, exercise price, number of shares subject to the option or right and the exercisability thereof. Options and rights granted under the 1995 Option Plan are not transferable other than by will or the laws of descent or distribution, and each option or right is exercisable during the lifetime of the recipient only by such person. Options that are outstanding under the 1995 Option Plan will remain outstanding until they are exercised or they expire in accordance with the terms of each option. The exercise price of all incentive stock options granted under the 1995 Option Plan must be at least equal to the fair market value of the shares of Common Stock on the date of grant. With respect to any participant who owns stock possessing more than 10% of the voting power of all classes of stock of ViewCast, the exercise price of any incentive stock option granted must equal at least 110% of the fair market value on the grant date and the maximum term of the option must not exceed five years. The term of all other options granted under the 1995 Option Plan may not exceed ten years. In the event of certain changes in control of ViewCast, the 1995 Option Plan permits each outstanding option and right to become exercisable in full or assumed or an equivalent option to be substituted by the successor corporation.

    The Board of Directors may amend the 1995 Option Plan at any time but may not, without stockholder approval, adopt any amendment that would materially increase the benefits accruing to participants or materially modify the eligibility requirements. ViewCast also may not, without stockholder approval, adopt any amendment that would increase the maximum number of shares that may be issued under the 1995 Option Plan unless the increase results from a stock dividend, stock split or other change in the capital stock of ViewCast.

    The grant of an option under the 1995 Option Plan will not have any immediate effect on the federal income tax liability of ViewCast or the optionee. If a nonqualified stock option ("NQSO") is granted, then the optionee will recognize ordinary income at the time he or she exercises the NQSO equal to the difference between the fair market value of the Common Stock and the exercise price paid by the optionee, and ViewCast will receive a deduction for the same amount.

    If an optionee is granted an incentive stock option ("ISO"), then the optionee generally will not recognize any taxable income at the time he or she exercises the ISO but will recognize income only at the time he or she sells the Common Stock acquired by exercise of the ISO. The optionee will recognize income equal to the difference between the exercise price paid by the optionee and the amount received for sale of the Common Stock, and such income generally will be eligible for capital gain treatment. ViewCast generally is not entitled to an income tax deduction for the grant of an ISO or as a result of either the optionee's exercise of an ISO or the optionee's sale of the Common Stock acquired through exercise of an ISO. However, if the optionee sells the Common Stock within two years of the date of the grant to him or her of the ISO or within one year of the date of the transfer to him or her of the Common Stock following exercise of the ISO, the option is treated for federal income tax purposes as if it were a NQSO: the income recognized by the optionee will not be eligible for capital gain treatment and ViewCast may be entitled to a federal income tax deduction equal to the amount of income recognized by the optionee.

    NOTWITHSTANDING ANYTHING TO THE CONTRARY SET FORTH IN ANY OF THE COMPANY'S PREVIOUS FILINGS UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, THAT MIGHT INCORPORATE FUTURE FILINGS, INCLUDING THIS PROXY STATEMENT, IN WHOLE OR IN PART, THE FOLLOWING AUDIT REPORT AND COMPENSATION REPORT SHALL NOT BE INCORPORATED BY REFERENCE INTO ANY SUCH FILINGS.

                             AUDIT COMMITTEE REPORT

    The following is a report of the Audit Committee of the Board of Directors (the "Audit Committee") describing the policies applicable to the review or the Company's financial statements and audit for the year ended December 31, 2002. The Audit Committee oversees the Company's financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed the audited financial statements in the Annual Report with the management including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

    The Audit Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of the Company's accounting principles and such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards. In addition, the Audit Committee has discussed with the independent auditors the auditors' independence from management and the Company including the matters in the written disclosures required by the Independence Standards Board and considered the compatibility of nonaudit services with the auditors' independence.

    The Audit Committee discussed with the Company's independent auditors the overall scope and plans for their audit. The Audit Committee meets with the independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company's internal controls, and the overall quality of the Company's financial reporting. The Audit Committee held four meetings during fiscal year 2002.

    In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors (and the Board has approved) that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2002 for filing with the Securities and Exchange Commission. The Audit Committee and the Board have also recommended, subject to shareholder approval, the selection of the Company's independent auditors.

                             Submitted by the Audit Committee of
                             ViewCast.com, Inc.

                             Joseph Autem, Chairman
                             David A. Dean


           COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    The Compensation Committee during 2002 was composed of Messrs. Autem and Dean. None of the members of the Compensation Committee were officers or employees of ViewCast or its subsidiaries during 2002 or prior years.

    None of the executive officers of ViewCast served as a member of the board of directors or as a member of the compensation committee or similar board committee of another entity during 2002, which entity had an executive officer serving on the Board of ViewCast or its Compensation Committee. Consequently, there are no interlocking relationships that might affect the determination of the compensation of executive officers of ViewCast.

CERTAIN TRANSACTIONS

         Since October 1998, the Company has maintained a working capital line of credit facility with an entity controlled by one of its principal stockholders, Mr. H.T. Ardinger, who also currently serves as a director, and Chairman of the Board of Directors of the Company. This one-year, renewable facility bears interest at 12% per annum and is secured by all ViewCast.com, Inc. assets of the Company. The availability of funds under this facility is subject to certain borrowing base limitations based principally on qualifying accounts receivable and inventory. In February 2001, the Company amended the facility to increase the credit line commitment from $9.0 million to $12.0 million, extend the maturity date of the agreement to March 15, 2003, and expand the asset base for lending to include certain marketable securities owned by the Company. On February 28, 2003, the Company amended the credit facility to revise and extend the maturity date to March 31, 2004. On May 6, 2002, the Company sold securities it owned, comprised exclusively of 1,140,310 shares of DYTK common stock, to noteholder and applied the proceeds of $2,910,641 to a principal reduction in the note. The price per share of DYTK stock of $2.553 was determined by negotiations between the parties and represented a premium to the trading value of DYTK shares on May 6, 2002 of $2.00 per share. During the year ended December 31, 2002, ViewCast borrowed $2,333,824 under the terms of the line of credit financing arrangement, and after taking in to account the principal reduction of $2,910,641, resulted in a net principal note reduction of $1,185,651 during 2002. At December 31, 2002, the Company had exceeded the borrowing base on its existing line of credit by $3.2 million. The noteholder has agreed to waive through September 30, 2003 the repayment of any outstanding financing that may be in excess of the borrowing base from time to time. Effective January 31, 2002 noteholder has also agreed that all accrued and unpaid interest on the note shall be due and payable on the earlier of (a) sixty
(60) days following receipt of written demand for payment, or (b) the maturity date. During 2000, 2001 and 2002, the Company paid interest of $289,123, $500,850 and $64,690, respectively to the partnership.

         In December 1998 through February 1999, ViewCast received $9.45 million in gross proceeds from the sale of 945,000 shares of a newly created Series B convertible preferred stock at $10 per share. Mr. H.T. Ardinger and M. Douglas Adkins, both principal stockholders of ViewCast, purchased $4,000,000 and $2,000,000, respectively of the Series B preferred issue. The Series B preferred stock is convertible into common stock of the Company at a fixed price of $3.625 per share, subject to certain requirements, and carries a dividend of 8% per year payable in cash or common stock of ViewCast, at ViewCast's option.

     During February 2000, ViewCast received $390,000 proceeds from the exercise of 130,000 private warrants by Mr. Ardinger, Chairman of the Board of ViewCast, at an exercise price of $3.00 per share.

     In November 2001, ViewCast received net proceeds of $2,000,000 from the private placement of 200,000 shares of Series C convertible preferred stock at $10 per share with H.T. Ardinger, Jr., a principal stockholder and Chairman of the Board of ViewCast. The Series C preferred stock is convertible into common stock of ViewCast at a fixed price of $0.60 per share, subject to certain requirements, and carries a dividend of 9% per year payable in cash or common stock of ViewCast, at ViewCast's option.

         On October 11, 2002, the Company completed the acquisition of the assets and operations of Delta Computec Inc. The closing cash payment in the amount of $500,000 was funded from an advance from one of its principal stockholders and Chairman of the Board of the Company, H.T. Ardinger, Jr. The advance remained outstanding at December 31, 2002.


                      COMPLIANCE WITH SECTION 16(A) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

         Section 16(a) of the Exchange Act requires ViewCast's officers, directors and persons who beneficially own more than 10% of a registered class of ViewCast's equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, directors and greater than 10% shareholders are required by the regulation to furnish ViewCast with copies of the Section 16(a) forms which they file.

         To ViewCast's knowledge, based solely on review of the copies of such reports furnished to ViewCast, and written representations that no other reports were required during the year ended December 31, 2002, all Section 16(a) filing requirements applicable to ViewCast's officers, directors and greater than ten percent (10%) beneficial owners were complied with, with the exception of George
C. Platt, Laurie L. Latham, Harry E. Bruner, Neal Page and Dave T. Stoner, officers of ViewCast, who failed to timely file a Form 5 for an option grant. All such officers are now current in their Section 16 filings.

                  AUDITORS' FEES AND ANNUAL MEETING ATTENDANCE

    Subject to ratification by the shareholders, the Board of Directors has appointed Grant Thornton LLP as independent auditors to audit the financial statements of the Company for the 2003 fiscal year. Fees for the last annual audit conducted by Grant Thornton LLP were $79,766 and all other fees were $7,095, including audit related services of $5,700 and nonaudit services of $1,395. Additional fees for the last annual audit charged by Ernst & Young LLP, the predecessor independent auditors, were $14,500 and all other fees were $11,020 for nonaudit services. Audit related services generally include fees for pension and statutory audits, business acquisitions, accounting consultations, internal audit and SEC registration statements.

     On May 3, 2002, the Company received notice by letter dated May 2, 2002 that Ernst & Young LLP resigned as auditors of the Company.

     The reports of Ernst & Young LLP on the Company's financial statements for each of the fiscal years ended December 31, 2001 and 2000 did not contain an adverse opinion or disclaimer of opinion and were not qualified or modified as to audit scope or accounting principles. The report of Ernst & Young LLP for only the most recent year of the past two fiscal years was modified as to uncertainty regarding the ability of the Company to continue as a going concern.

     In connection with the audits of the Company's financial statements for each of the two fiscal years ended December 31, 2001 and 2000, there were no disagreements with Ernst & Young LLP on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which if not resolved to the satisfaction of Ernst & Young LLP would have caused Ernst & Young LLP to make reference to the matter in their report. The Company requested Ernst & Young LLP to furnish it a letter addressed to the Commission stating whether it agrees with the above statements. The letter was furnished and filed as exhibit 16.1 to Form 8-K filed May 10, 2002.

     Effective May 17, 2002, the Company engaged Grant Thornton LLP to replace Ernst & Young as its accounting firm for the fiscal year ending December 31, 2002. There have been no disagreements concerning any matter of accounting principle or financial statement disclosure between the Company and its independent auditors, Grant Thornton LLP.

    Representatives of the firm of Grant Thornton LLP are expected to be present at the Annual Meeting and will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

                              SHAREHOLDER PROPOSALS

    Proposals of Shareholders of ViewCast that are intended to be presented at ViewCast's 2004 Annual Meeting of Shareholders must be received by ViewCast no later than April 10, 2004 in order that they may be included in the proxy statement and form of proxy relating to that meeting.

                                  ANNUAL REPORT

    A copy of ViewCast's Annual Report on Form 10-K for the year ended December 31, 2002, including the financial statements and notes thereto is being mailed to the shareholders of record along with this Proxy Statement. The Annual Report on Form 10-K is not incorporated by reference in this Proxy Statement and is not considered to be part of the proxy material.

    Annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and all amendments to those reports are available free of charge from ViewCast's internet site, www.viewcast.com, by clicking on "About Us" located on the home page, proceeding to "Investor Relations" and selecting "Financial Filings."

    ViewCast will furnish any or all of the non-confidential exhibits upon payment of a reasonable fee. Please send request for exhibits and/or fee information to:

                              ViewCast Corporation
                             17300 N. Dallas Parkway
                                   Suite 2000
                                Dallas, TX 75248
                            Attn: Corporate Secretary


                                  OTHER MATTERS

    The Board of Directors knows of no other business matters to be acted upon at the Annual Meeting other than those referred to in this Proxy Statement. If any other matters properly come before the Annual Meeting, it is the intention of the persons named in the enclosed proxy to vote the shares they represent as the Board of Directors may recommend.

                                    By Order of the Board of Directors



                                    Frederick B. Cowen
                                    Secretary

Date:  August 18, 2003

                              VIEWCAST CORPORATION

                       17300 N. DALLAS PKWY., SUITE 2000

                                DALLAS, TX 75248

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

    The undersigned hereby appoints H.T. Ardinger, Jr. and George C. Platt, and each of them, agents with full power of substitution, to vote as proxy all the shares of Common Stock of ViewCast.com, Inc. held of record by the undersigned on August 11, 2003, at the Annual Meeting of Stockholders of ViewCast.com, Inc. to be held on September 17, 2003, and at any adjournment or postponement thereof, in the manner indicated on the reverse hereof and in their discretion on such other matters as may properly come before said meeting or any adjournments thereof.

    The Proxy will be voted as directed, or if no direction is indicated, will be voted FOR all nominees listed below for election as directors and FOR Proposal 2. The Board of Directors recommends a vote FOR Proposals 1 and 2.

1.  ELECTION OF DIRECTORS

    Nominees: H.T. Ardinger, Jr., Joseph Autem, David A. Dean and George C.
    Platt.

[ ]         VOTE FOR all nominees              [ ]         VOTE WITHHELD from all
            above, except as to the                        nominees
            following nominees (if
            any):


--------------------------------------------------------------------------------

2.  RATIFICATION OF THE APPOINTMENT OF GRANT THORNTON, LLP AS INDEPENDENT
    AUDITORS.

                 [ ] FOR        [ ] AGAINST        [ ] ABSTAIN

                              (Continued on back)

                             (Continued from front)

                                    Dated:                                , 2003
                                            ---------------------------

                                    --------------------------------------------
                                    Signature

                                    --------------------------------------------
                                    Signature (if held jointly)

                                    When signing as Executor, Administrator,
                                    Trustee or the like, please give full title.